Exhibit 99.1

FOR IMMEDIATE RELEASE

May 6, 2013

Interline Brands Announces First Quarter 2013 Sales and Earnings Results

Jacksonville, Fla. — May 6, 2013 - Interline Brands, Inc. (“Interline” or the “Company”), a leading distributor and direct marketer of broad-line maintenance, repair and operations (“MRO”) products to the facilities maintenance end-market, reported sales and earnings for the fiscal quarter ended March 29, 2013.

First Quarter 2013 Highlights:

•                  Sales increased 21.4% to $380.8 million

•                  Adjusted EBITDA increased 1.0% to $26.2 million

•                  Net debt(1) as of quarter-end to last-twelve months Further Adjusted EBITDA ratio of 5.9x

•                  Total liquidity as of quarter-end of $131.2 million

Michael J. Grebe, Chairman and Chief Executive Officer commented, “We are pleased with our results for the first quarter and the broad-based growth we achieved throughout our facilities maintenance end-market.  Momentum behind our strategic growth initiatives continued during the quarter, which helped us achieve solid organic growth, particularly from sales to our institutional facilities customers. Inclusive of our recently completed acquisition of JanPak, growth within this end-market was over 50% for the quarter. As we continue to integrate JanPak, we look forward to realizing additional synergies and growth opportunities. While our end-markets remain relatively healthy, cold weather conditions that persisted into March affected our performance in the month as purchasing decisions on certain seasonal products like HVAC equipment were deferred. We continue to feel very good about our position in the markets we serve, and will remain focused on executing our strategic initiatives to grow national accounts, leverage our investments in talent and technology, and bring more products closer to our customers.”

(1) Net debt of $790.6 million is comprised of long-term debt of $820.7 million plus $0.6 million of capital leases less cash and cash equivalents of $10.0 million and $20.7 million of unamortized fair value premium resulting from the acquisition of Interline.

First Quarter 2013 Results

Sales for the quarter ended March 29, 2013 were $380.8 million, a 21.4% increase compared to sales of $313.6 million for the quarter ended March 30, 2012.  On an average organic daily sales basis, sales increased 3.5% for the quarter.  Sales to our institutional facilities customers, comprising 52% of sales, increased 50.3% for the quarter, and 5.0% on an average organic daily sales basis.  Sales to our multi-family housing facilities customers, comprising 28% of sales, increased 1.9% for the quarter, and 3.4% on an average daily sales basis. Sales to our residential facilities customers, comprising 20% of sales, decreased 0.2% for the quarter, and increased 1.4% on an average daily sales basis.

Gross profit increased $16.1 million, or 13.9%, to $131.7 million for the first quarter of 2013, compared to $115.6 million for the first quarter of 2012.  As a percentage of sales, gross profit decreased 230 basis points to 34.6% compared to 36.9%.  On an organic basis, gross margin decreased 40 basis points to 36.5%.

Selling, general and administrative (“SG&A”) expenses for the first quarter of 2013 increased $17.7 million, or 19.3%, to $109.2 million from $91.5 million for the first quarter of 2012.  As a percentage of sales, SG&A expenses were 28.7% compared to 29.2%, a decrease of 50 basis points.  On an organic basis and excluding distribution center consolidation and restructuring costs, acquisition costs and share-based compensation, SG&A as a percentage of sales increased by 40 basis points year-over-year.

First quarter 2013 Adjusted EBITDA of $26.2 million, or 6.9% of sales, increased 1.0% compared to $26.0 million, or 8.3% of sales, in the first quarter of 2012.

Kenneth D. Sweder, President and Chief Operating Officer commented, “We are excited to complete the first quarter with JanPak as a member of the Interline family.  On a combined basis, our annual revenues now approach $1.6 billion, with what is now one of the larger national institutional facilities maintenance platforms in the industry. We plan to further expand our national account, supply chain and MRO product investments across our end-markets for the benefit of our customers.  Our Adjusted EBITDA margin was somewhat impacted by the full contribution of JanPak’s results and by one less selling day during the period combined with the same number of expense days.  Excluding these factors, our Adjusted EBITDA margin would have been nearly 8% for the quarter.”

Including merger-related expenses of $0.8 million as well as increased interest expense and depreciation and amortization expense associated with the previously disclosed acquisition of Interline, net loss for the first quarter of 2013 was $1.5 million compared to net income of $7.5 million for the first quarter of the comparable 2012 period.

Operating Free Cash Flow and Leverage

Cash flow used in operating activities for the first quarter of 2013 was $10.7 million compared to $7.3 million for the first quarter of 2012.   First quarter 2013 Operating Free Cash Flow generated was $10.8 million compared to Operating Free Cash Flow used during the first quarter of 2012 of $5.0 million.

David C. Serrano, Interim Chief Financial Officer commented, “Our capital structure and liquidity position remain strong with cash and cash equivalents of $10 million and excess availability under the asset-based credit facility of $121 million. Although we typically use cash in the first and second quarter to fund inventory and other working capital requirements in support of the seasonally stronger second and third quarters, we generated almost $11 million in operating free cash flow and slightly increased our liquidity position during the quarter. Going forward, our financial flexibility will allow us to invest in the growth of our business while we opportunistically manage our balance sheet over time.”

Merger

On September 7, 2012, Interline was acquired by affiliates of GS Capital Partners LP and P2 Capital Partners, LLC.  The acquisition is referred to as the “Merger.”  As a result of the Merger, the Company applied the acquisition method of accounting and established a new basis of accounting on September 8, 2012.  Periods presented prior to the Merger represent the operations of the predecessor company (“Predecessor”) and periods presented after the Merger represent the operations of the successor company (“Successor”).  The comparability of the financial statements of the Predecessor and Successor periods has been impacted by the application of acquisition accounting and changes in the Company’s capital structure resulting from the Merger.  See our Quarterly Report on Form 10-Q for a presentation of Predecessor and Successor financial statements.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides broad-line MRO products to a diversified facilities maintenance customer base of institutional, multi-family housing and residential customers located primarily throughout North America, Central America and the Caribbean.  For more information, visit the Company’s website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the “Investor Relations” page of the Company’s website at http://ir.interlinebrands.com/.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  Interline’s management uses non-US GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-US GAAP financial measures to the comparable US GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, natural or man-made disasters, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2013 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2012.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend to update the information provided today prior to its next earnings release.

CONTACT: Lev Cela

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 29, 2013 AND DECEMBER 28, 2012

(in thousands, except share and per share data)

	March 29,	December 28,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$9,994	$17,505
Accounts receivable - trade (net of allowance for doubtful accounts of $1,072 and $528)	163,180	157,537
Inventories	259,253	250,583
Prepaid expenses and other current assets	31,292	33,142
Income taxes receivable	16,066	16,643
Deferred income taxes	17,237	17,149
Total current assets	497,022	492,559

Property and equipment, net	60,792	61,747
Goodwill	500,253	500,253
Other intangible assets, net	469,047	476,888
Other assets	9,929	9,586
Total assets	$1,537,043	$1,541,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$117,434	$113,603
Accrued expenses and other current liabilities	41,001	49,378
Accrued interest	16,299	18,230
Current portion of capital leases	430	521
Total current liabilities	175,164	181,732

Long-Term Liabilities:
Deferred income taxes	177,957	182,164
Long-term debt, net of current portion	820,726	813,994
Capital leases, net of current portion	161	226
Other liabilities	5,215	5,447
Total liabilities	1,179,223	1,183,563
Commitments and contingencies

Stockholders’ Equity:
Common stock; $0.01 par value, 2,500,000 authorized; 1,477,406 issued and outstanding as of March 29, 2013 and 1,474,464 issued and and outstanding as of December 28, 2012	15	15
Additional paid-in capital	387,916	385,932
Accumulated deficit	(29,924)	(28,444)
Accumulated other comprehensive loss	(187)	(33)
Total stockholders’ equity	357,820	357,470
Total liabilities and stockholders’ equity	$1,537,043	$1,541,033

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 29, 2013 AND MARCH 30, 2012

(in thousands)

	Three Months Ended
	March 29,	March 30,
	2013	2012

Net sales	$380,753	$313,582
Cost of sales	249,057	197,971
Gross profit	131,696	115,611

Operating Expenses:
Selling, general and administrative expenses	109,180	91,517
Depreciation and amortization	12,358	6,308
Merger related expenses	783	—
Total operating expenses	122,321	97,825
Operating income	9,375	17,786

Interest expense	(15,824)	(6,046)
Interest and other income	530	592
(Loss) income before income taxes	(5,919)	12,332
Income tax (benefit) provision	(4,439)	4,867
Net (loss) income	$(1,480)	$7,465

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 29, 2013 AND MARCH 30, 2012

(in thousands)

	Three Months Ended
	March 29,	March 30,
	2013	2012
Cash Flows from Operating Activities:
Net (loss) income	$(1,480)	$7,465
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	12,358	6,308
Amortization of deferred lease incentive obligation	(212)	(200)
Amortization of debt issuance costs	923	349
Amortization of OpCo Notes fair value adjustment	(768)	—
Share-based compensation	1,234	1,169
Excess tax benefits from share-based compensation	—	(713)
Deferred income taxes	(4,295)	1,972
Provision for doubtful accounts	632	231
(Gain) on disposal of property and equipment	—	(36)
Other	(359)	(315)

Changes in operating assets and liabilities:
Accounts receivable - trade	(6,306)	(8,571)
Inventories	(8,724)	(6,595)
Prepaid expenses and other current assets	1,849	5,246
Other assets	16	(53)
Accounts payable	4,126	(12,512)
Accrued expenses and other current liabilities	(8,351)	(2,807)
Accrued interest	(1,931)	5,271
Income taxes	576	(3,447)
Other liabilities	(21)	(20)
Net cash used in operating activities	(10,733)	(7,258)
Cash Flows from Investing Activities:
Purchases of property and equipment, net	(4,538)	(3,321)
Net cash used in investing activities	(4,538)	(3,321)
Cash Flows from Financing Activities:
Decrease in purchase card payable, net	(206)	(2,128)
Proceeds from ABL Facility	54,000	—
Payments on ABL Facility	(46,500)	—
Payment of debt issuance costs	(50)	—
Payments on capital lease obligations	(156)	(183)
Proceeds from issuance of common stock	750	—
Proceeds from stock options exercised	—	857
Excess tax benefits from share-based compensation	—	713
Purchases of treasury stock	—	(1,439)
Net cash provided by (used in) financing activities	7,838	(2,180)
Effect of exchange rate changes on cash and cash equivalents	(78)	57
Net decrease in cash and cash equivalents	(7,511)	(12,702)
Cash and cash equivalents at beginning of period	17,505	97,099
Cash and cash equivalents at end of period	$9,994	$84,397

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$17,569	$391
Income tax (refunds) payments, net	$(720)	$6,362

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE MONTHS ENDED MARCH 29, 2013 AND MARCH 30, 2012

(in thousands, except per share data)

Daily Sales Calculations

	Three Months Ended
	March 29,	March 30,
	2013	2012	% Variance

Net sales	$380,753	$313,582	21.4%
Less acquisitions:	(61,289)	—
Organic sales	$319,464	$313,582	1.9%

Daily sales:
Shipping days	64	65
Average daily sales (1)	$5,949	$4,824	23.3%
Average organic daily sales (2)	$4,992	$4,824	3.5%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under US GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with US GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with US GAAP measures such as net sales.

EBITDA, Adjusted EBITDA, and Further Adjusted EBITDA

			Last
			Twelve
			Months
	Three Months Ended		Ended
	March 29,	March 30,	March 29,
	2013	2012	2013

EBITDA
Net (loss) income (GAAP)	$(1,480)	$7,465	$(24,565)
Interest expense, net	15,813	6,038	46,146
Income tax (benefit) provision	(4,439)	4,867	(8,425)
Depreciation and amortization	12,358	6,308	36,594
EBITDA	22,252	24,678	49,750

EBITDA Adjustments
Merger related expenses	783	—	59,473
Share-based compensation	1,234	1,169	6,932
Loss on extinguishment of debt	—	—	2,214
Distribution center consolidations and restructuring costs	1,765	84	2,478
Acquisition-related costs, net	188	25	869
Adjusted EBITDA	$26,222	$25,956	121,716
Adjusted EBITDA margin	6.9%	8.3%	8.8%

Adjusted EBITDA Adjustments
Public company costs			512
Impact of straight-line rent expense			642
Full-year impact of acquisitions			10,214
Further Adjusted EBITDA			$133,084

We define EBITDA as net income adjusted to exclude interest expense, net of interest income;  (benefit) provision for income taxes; and depreciation and amortization expense.

We define Adjusted EBITDA as EBITDA adjusted to exclude merger-related expenses associated with the acquisition of the Company by affiliates of GS Capital Partners and P2 Capital Partners; share-based compensation, which is comprised of non-cash compensation arising from the grant of equity incentive awards; loss on extinguishment of debt, which is comprised of gains and losses associated with specific significant financing transactions such as writing off the deferred financing costs associated with our previous asset-based credit facility; distribution center consolidations and restructuring costs, which are comprised of facility closing costs, such as lease termination charges, property and equipment write-offs and headcount reductions, incurred as part of the rationalization of our distribution network, as well as employee separation costs, such as severance charges, incurred as part of a restructuring; and acquisition-related costs, which includes our direct acquisition-related expenses, including legal, accounting and other professional fees and expenses arising from acquisitions, as well as severance charges, stay bonuses, and fair market value adjustments to earn-outs.

Further Adjusted EBITDA is defined as Adjusted EBITDA further adjusted to exclude equity-related public company costs, which are comprised of certain board of director fees and travel expenses, filing, listing, transfer agent, equity administration, proxy services and annual meeting of stockholder fees and estimated expenses associated with investor relations such as consultants and travel that we believe we will not need to incur after the Merger; exclude the non-cash impact on rent expense associated with the straight-line of rent expense on leases; and include the sum of (i) the estimated Adjusted EBITDA impact of the acquisition of Pyramid II Janitorial Supplies and Equipment, Inc. as if we had acquired it on April 1, 2012, which is comprised of its estimated EBITDA for the three-month period ended June 30, 2012 and the actual EBITDA for the nine-months ended March 29, 2013 plus first year synergies expected to be attained, and (ii) the estimated Adjusted EBITDA impact of the acquisition of JanPak, Inc. as if we had acquired it on April 1, 2012, which is comprised of its estimated EBITDA for the period from April 1, 2012 to December 11, 2012 and the actual EBITDA for the period from December 12, 2012 to March 29, 2013 plus first year synergies expected to be attained.

To facilitate comparability with prior periods, EBITDA, Adjusted EBITDA and Further Adjusted EBITDA for the last twelve months ended March 29, 2013 represents combined Successor (September 8, 2012 to March 29, 2013) and Predecessor (March 31, 2012 to September 7, 2012) information. We present the combined information to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis.  The combined presentation does not comply with US GAAP, but we believe this combined presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations for the last twelve months ended March 29, 2013 than a presentation of separate historical results for the Predecessor and Successor periods would provide.

EBITDA, Adjusted EBITDA and Further Adjusted EBITDA differ from Consolidated EBITDA per our asset-based credit facility agreement for purposes of determining our net leverage ratio and EBITDA as defined in our indentures. We believe EBITDA, Adjusted EBITDA and Further Adjusted EBITDA allow management and investors to evaluate our operating performance without regard to the adjustments described above which can vary from company to company depending upon the acquisition history, capital intensity, financing options and the method by which its assets were acquired. While adjusting for these items limits the usefulness of these non-US GAAP measures as performance measures because they do not reflect all the related expenses we incurred, we believe adjusting for these items and monitoring our performance with and without them helps management and investors more meaningfully evaluate and compare the results of our operations from period to period and to those of other companies. Actual results could differ materially from those presented. We believe these items for which we are adjusting are not indicative of our core operating results. These items impacted net income over the periods presented, which makes direct comparisons between years less meaningful and more difficult without adjusting for them. While we believe that some of the items excluded in the calculation of EBITDA, Adjusted EBITDA and Further Adjusted EBITDA are not indicative of our core operating results, these items did impact our income statement during the relevant periods, and management therefore utilizes EBITDA, Adjusted EBITDA and Further Adjusted EBITDA as operating performance measures in conjunction with other measures of financial performance under US GAAP such as net income.

Operating Free Cash Flow

	Three Months Ended
	March 29,	March 30,
	2013	2012

Adjusted EBITDA	$26,222	$25,956

Change in net working capital items:
Accounts receivable	(6,306)	(8,571)
Inventories	(8,724)	(6,595)
Accounts payable	4,126	(12,512)
Increase in net working capital	(10,904)	(27,678)

Less capital expenditures	(4,538)	(3,321)
Operating Free Cash Flow	$10,780	$(5,043)

We define Operating Free Cash Flow as Adjusted EBITDA adjusted to include the cash provided by (used for) our core working capital accounts, which are comprised of accounts receivable, inventory and accounts payable, less capital expenditures. We believe Operating Free Cash Flow is an important measure of our liquidity as well as our ability to meet our financial commitments. We use operating free cash flow in the evaluation of our business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.